UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 16, 2007
AMSCAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21827 (Commission File Number)	13-3911462 (IRS Employer Identification No.)

80 Grasslands Road, Elmsford, New York (Address of Principal Executive Offices)	10523 (Zip Code)
Registrant’s telephone number, including area code: (914) 345-2020
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On November 16, 2007, AAH Holdings Corporation (“AAH Holdings”), the parent of Amscan Holdings, Inc. (the “Company”), and Factory Card and Party Outlet Corp. (“Factory Card”) issued a press release announcing the expiration of the all cash tender offer for all of the outstanding shares of common stock of Factory Card (the “Offer”) by the Company and its wholly-owned subsidiary, Amscan Acquisition, Inc. (“Purchaser”), and Purchaser’s acceptance for payment of all shares of Factory Card common stock tendered as of that date. According to the depositary for the Offer, as of such time approximately 3,182,850 Shares were tendered pursuant to the Offer and not withdrawn, including 2,987,932 Shares tendered during the initial offering period and 194,918 Shares tendered during a subsequent offering period, all of which represented approximately 92.6% of all outstanding shares of Factory Card common stock. Purchaser accepted and promptly paid for all shares tendered during the initial offering period. Purchaser accepted for payment shares tendered during the subsequent offering period pursuant to the terms of the Offer. Payment for shares accepted for payment during the subsequent offering period will be made promptly.
Later on November 16, 2007, AAH Holdings issued a second press release announcing the consummation of the merger of Purchaser with and into Factory Card, in accordance with the terms of the Agreement and Plan of Merger, dated as of September 17, 2007 (the “Merger Agreement”), among the Company, Purchaser, and Factory Card. As a result of the merger, Factory Card became a wholly-owned subsidiary of the Company and Factory Card common stock was suspended from trading on the Nasdaq Global Market as of the close of business on November 16, 2007.
The merger was implemented on an expedited basis pursuant to the short-form merger procedure available under Delaware law. As a result of the merger, each remaining outstanding share of Factory Card common stock has been converted into the right to receive $16.50 per share, net to the seller in cash, without interest and less any applicable withholding tax, other than shares held by the Company, its subsidiaries or Factory Card stockholders that properly perfect their rights to appraisal in accordance with Delaware law. Information will be mailed to former Factory Card stockholders who did not tender their shares in the tender offer explaining the steps to be taken to obtain the merger consideration or exercise statutory appraisal rights under Delaware law.
The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2007 and is incorporated by reference into this Item 2.01.
The full text of the November 16, 2007 press release issued by AAH Holdings and Factory Card is incorporated herein by reference to the Tender Offer Statement on Schedule TO filed by the Company with the Securities and Exchange Commission on November 16, 2007, and the full text of the November 16, 2007 press release issued by AAH Holdings announcing the completion of the merger is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit
No.	Description

2.1	Agreement and Plan of Merger dated September 17, 2007, by and between Amscan Holdings, Inc., Amscan Acquisition, Inc. and Factory Card & Party Outlet Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Amscan Holdings, Inc. with the Securities and Exchange Commission on September 18, 2007).

99.1	Joint Press Release issued by AAH Holdings Corporation and Factory Card & Party Outlet Corp., dated November 16, 2007 (incorporated herein by reference to Exhibit (a)(5)(D) to the Tender Offer Statement on Schedule TO filed by Amscan Holdings, Inc. with the Securities and Exchange Commission on November 16, 2007).

99.2	Press Release issued by AAH Holdings Corporation, dated November 16, 2007. Filed herewith.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSCAN HOLDINGS, INC. (Registrant)
Dated: November 19, 2007	By:	/s/ Michael A. Correale
		Name:	Michael A. Correale
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger dated September 17, 2007, by and between Amscan Holdings, Inc., Amscan Acquisition, Inc. and Factory Card & Party Outlet Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Amscan Holdings, Inc. with the Securities and Exchange Commission on September 18, 2007).

99.1	Joint Press Release issued by AAH Holdings Corporation and Factory Card & Party Outlet Corp., dated November 16, 2007 (incorporated herein by reference to Exhibit (a)(5)(D) to the Tender Offer Statement on Schedule TO filed by Amscan Holdings, Inc. with the Securities and Exchange Commission on November 16, 2007).

99.2	Press Release issued by AAH Holdings Corporation, dated November 16, 2007. Filed herewith.